Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces Fourth Quarter 2022 Results
Executed 1.4 Million Square Feet of Leasing at 18.7% Higher Rental Rates
Full Year Leasing Activity of 7.8 Million Square Feet at 47.3% Higher Rental Rates
Net Loss Attributable to Common Shareholders of $0.48 Per Share
Normalized FFO Attributable to Common Shareholders of $0.08 Per Share

Newton, MA (February 14, 2023): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended December 31, 2022.

Yael Duffy, President and Chief Operating Officer of ILPT, made the following statement:
“As we look ahead to 2023, we believe the strength of industrial real estate fundamentals will continue to allow us to organically grow cash flows through mark-to-market opportunities and tenant retention as evidenced by our record 2022 leasing activity and related rent roll-ups. With a 99.1% leased portfolio, exceptional tenant roster and no near-term debt maturities, we will continue to be patient as we evaluate opportunities to strengthen our balance sheet and reduce leverage.”
Quarterly Results:

•Net loss attributable to common shareholders was $31.0 million, or $0.48 per diluted share.

•Normalized funds from operations, or Normalized FFO, attributable to common shareholders were $5.4 million, or $0.08 per diluted share.

•Same property net operating income, or NOI, and same property Cash Basis NOI for the quarter ended December 31, 2022 increased 1.4% and 0.3%, respectively, compared to the prior year quarter. ILPT reduced its reserves for uncollectible revenues from certain tenants by $0.4 million during the prior year quarter. Excluding such reduction, same property NOI and same property Cash Basis NOI increased 2.3% and 1.3%, respectively.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

(dollars in thousands, except per share data)	Three Months Ended December 31,
Financial (1)	2022	2021	Change
Net (loss) income attributable to common shareholders	($31,043)	$63,207	(149.1)%
Net (loss) income attributable to common shareholders per diluted share	$(0.48)	$0.97	(149.5)%
Normalized FFO attributable to common shareholders	$5,440	$31,714	(82.8)%
Normalized FFO attributable to common shareholders per diluted share	$0.08	$0.49	(83.7)%
Adjusted EBITDAre	$79,213	$42,162	87.9%
NOI	$83,598	$43,771	91.0%
Cash Basis NOI	$79,931	$41,925	90.7%
Same property NOI	$42,197	$41,622	1.4%
Same property Cash Basis NOI	$39,923	$39,801	0.3%
(1)     Additional information and reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures, including funds from operations, or FFO, attributable to common shareholders, Normalized FFO attributable to common shareholders, earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the quarters ended December 31, 2022 and 2021 appear later in this press release.

Three Months Ended
Leasing Activity	December 31, 2022
Leasing activity for new and renewal leases and rent resets (square feet)	1,369,000
Weighted average lease term for new and renewal leases (by square feet)	8.0 years
Weighted average rental rate change versus prior rental rate for same space (by square feet)	18.7%
Commitments for leasing costs and concessions for new and renewal leases (per square foot per year)	$0.47

	Three Months Ended
Occupancy	December 31, 2022	September 30, 2022	December 31, 2021
Occupancy	99.1%	99.2%	99.2%
Same property occupancy	99.1%	99.3%	99.2%

Conference Call:

On Wednesday, February 15, 2023 at 10:00 am Eastern Time, Yael Duffy, President and Chief Operating Officer, and Brian Donley, Chief Financial Officer and Treasurer, will host a conference call to discuss ILPT’s fourth quarter 2022 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, February 22, 2023. To access the replay, dial (412) 317-0088. The replay pass code is 9022133.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s fourth quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Fourth Quarter 2022 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

About Industrial Logistics Properties Trust:

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties that serve the growing needs of e-commerce. As of December 31, 2022, ILPT’s portfolio consisted of 413 properties containing approximately 60.0 million rentable square feet located in 39 states. More than 78% of ILPT’s annualized rental revenues as of December 31, 2022 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of December 31, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in ILPT’s consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of FFO attributable to common shareholders and Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and reconciliations of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Rental income	$106,339	$56,496	$388,151	$219,874

Expenses:
Real estate taxes	14,164	7,781	50,624	30,134
Other operating expenses	8,577	4,944	30,855	18,678
Depreciation and amortization	46,886	13,396	160,982	50,598
General and administrative	7,981	4,006	32,877	16,724
Acquisition and other transaction related costs	—	486	586	1,132
Loss on impairment of real estate	—	—	100,747	—
Total expenses	77,608	30,613	376,671	117,266

Interest and other income	763	—	2,663	—
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $6,709, $506, $96,974 and $2,022, respectively)	(71,765)	(9,157)	(280,051)	(35,625)
Gain (loss) on sale of real estate	—	11,114	(10)	12,054
Loss on equity securities	—	—	(5,758)	—
Loss on early extinguishment of debt	—	—	(22,198)	—
(Loss) income before income tax expense and equity in earnings of unconsolidated joint venture	(42,271)	27,840	(293,874)	79,037
Income tax benefit (expense)	68	(96)	(45)	(273)
Equity in earnings of unconsolidated joint venture	444	35,463	7,078	40,918
Net (loss) income	(41,759)	63,207	(286,841)	119,682
Net loss attributable to noncontrolling interest	10,716	—	60,118	—
Net (loss) income attributable to common shareholders	$(31,043)	$63,207	$(226,723)	$119,682

Weighted average common shares outstanding - basic	65,307	65,212	65,248	65,169
Weighted average common shares outstanding - diluted	65,307	65,231	65,248	65,211

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.48)	$0.97	$(3.47)	$1.83

Industrial Logistics Properties Trust

Calculation and Reconciliation of Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net (loss) income attributable to common shareholders	$(31,043)	$63,207	$(226,723)	$119,682
Depreciation and amortization	46,886	13,396	160,982	50,598
Equity in earnings of unconsolidated joint venture	(444)	(35,463)	(7,078)	(40,918)
Loss on equity securities	—	—	5,758	—
Share of FFO from unconsolidated joint venture	1,291	1,202	6,406	4,823
Loss on impairment of real estate	—	—	100,747	—
(Gain) loss on sale of real estate	—	(11,114)	10	(12,054)
FFO adjustments attributable to noncontrolling interest	(11,250)	—	(38,695)	—
FFO attributable to common shareholders	5,440	31,228	1,407	122,131
Loss on early extinguishment of debt	—	—	22,198	—
Acquisition, transaction related and certain other financing costs (2)	—	486	80,992	1,132
Normalized FFO adjustments attributable to noncontrolling interest	—	—	(28,379)	—
Normalized FFO attributable to common shareholders	$5,440	$31,714	$76,218	$123,263

Weighted average common shares outstanding - basic	65,307	65,212	65,248	65,169
Weighted average common shares outstanding - diluted	65,307	65,231	65,248	65,211

Per common share data (basic and diluted):
FFO attributable to common shareholders	$0.08	$0.48	$0.02	$1.87
Normalized FFO attributable to common shareholders	$0.08	$0.49	$1.17	$1.89
Distributions declared	$0.01	$0.33	$0.68	$1.32

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding loss on impairment of real estate, any gain or loss on sale of real estate, equity in earnings of unconsolidated joint venture and any realized and unrealized gains or losses on equity securities, plus real estate depreciation and amortization of consolidated properties and its proportionate share of FFO of the unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above including similar adjustments for ILPT’s unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.
(2)Amount for the year ended December 31, 2022 primarily includes certain debt issuance costs recorded as interest expense related to ILPT’s bridge loan facility and other transaction related costs expensed under GAAP.

Industrial Logistics Properties Trust

Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre (1)

(dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net (loss) income	$(41,759)	$63,207	$(286,841)	$119,682
Plus: interest expense	71,765	9,157	280,051	35,625
Plus: income tax (benefit) expense	(68)	96	45	273
Plus: depreciation and amortization	46,886	13,396	160,982	50,598
EBITDA	76,824	85,856	154,237	206,178
Loss on impairment of real estate	—	—	100,747	—
(Gain) loss on sale of real estate	—	(11,114)	10	(12,054)
Equity in earnings of unconsolidated joint venture	(444)	(35,463)	(7,078)	(40,918)
Share of EBITDAre from unconsolidated joint venture	2,432	2,000	9,949	8,013
Loss on equity securities	—	—	5,758	—
EBITDAre	78,812	41,279	263,623	161,219
Plus: acquisition and other transaction related costs	—	486	586	1,132
Plus: general and administrative expense paid in common shares (2)	401	397	2,221	2,329
Plus: loss on early extinguishment of debt	—	—	22,198	—
Adjusted EBITDAre	$79,213	$42,162	$288,628	$164,680

(1)     ILPT calculates EBITDA, EBITDAre and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including ILPT’s proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding gains and losses on the sale of real estate, equity in earnings of unconsolidated joint venture, loss on impairment of real estate, any realized and unrealized gains or losses on equity securities, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDAre, ILPT adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than ILPT does.
(2)Amounts represent equity based compensation to ILPT’s trustees and officers and certain other employees of RMR.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Calculation of NOI and Cash Basis NOI:
Rental income	$106,339	$56,496	$388,151	$219,874
Real estate taxes	(14,164)	(7,781)	(50,624)	(30,134)
Other operating expenses	(8,577)	(4,944)	(30,855)	(18,678)
NOI	83,598	43,771	306,672	171,062
Non-cash straight line rent adjustments included in rental income	(3,368)	(1,590)	(11,538)	(7,263)
Lease value amortization included in rental income	(279)	(256)	(4,544)	(781)
Lease termination fees included in rental income	(20)	—	(50)	(512)
Cash Basis NOI	$79,931	$41,925	$290,540	$162,506

Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:
Net (loss) income	$(41,759)	$63,207	$(286,841)	$119,682
Equity in earnings of unconsolidated joint venture	(444)	(35,463)	(7,078)	(40,918)
Income tax (benefit) expense	(68)	96	45	273
(Loss) income before income tax expense and equity in earnings of unconsolidated joint venture	(42,271)	27,840	(293,874)	79,037
Loss on early extinguishment of debt	—	—	22,198	—
Interest and other income	(763)	—	(2,663)	—
Interest expense	71,765	9,157	280,051	35,625
(Gain) loss on sale of real estate	—	(11,114)	10	(12,054)
Loss on equity securities	—	—	5,758	—
General and administrative	7,981	4,006	32,877	16,724
Acquisition and other transaction related costs	—	486	586	1,132
Loss on impairment of real estate	—	—	100,747	—
Depreciation and amortization	46,886	13,396	160,982	50,598
NOI	83,598	43,771	306,672	171,062
Non-cash straight line rent adjustments included in rental income	(3,368)	(1,590)	(11,538)	(7,263)
Lease value amortization included in rental income	(279)	(256)	(4,544)	(781)
Lease termination fees included in rental income	(20)	—	(50)	(512)
Cash Basis NOI	$79,931	$41,925	$290,540	$162,506

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
1
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of NOI to Same Property NOI (2) (3):
Rental income	$106,339	$56,496	$388,151	$219,874
Real estate taxes	(14,164)	(7,781)	(50,624)	(30,134)
Other operating expenses	(8,577)	(4,944)	(30,855)	(18,678)
NOI	83,598	43,771	306,672	171,062
Less:
NOI of properties not included in same property results	(41,401)	(2,149)	(138,844)	(7,520)
Same property NOI	$42,197	$41,622	$167,828	$163,542

Calculation of Same Property Cash Basis NOI (2) (3):
Same property NOI	$42,197	$41,622	$167,828	$163,542
Less:
Non-cash straight line rent adjustments included in rental income	(2,077)	(1,570)	(6,873)	(7,080)
Lease value amortization included in rental income	(177)	(251)	(4,172)	(773)
Lease termination fees included in rental income	(20)	—	(50)	(512)
Same property Cash Basis NOI	$39,923	$39,801	$156,733	$155,177

(1)See footnote (1) on page 7 of this press release for the definitions of NOI and Cash Basis NOI. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI.
(2)For the three months ended December 31, 2022 and 2021, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of December 31, 2022 and that it owned continuously since October 1, 2021 and exclude properties owned by an unconsolidated joint venture.
(3)For the years ended December 31, 2022 and 2021, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of December 31, 2022 and that it owned continuously since January 1, 2021 and exclude properties owned by an unconsolidated joint venture.

Industrial Logistics Properties Trust

Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	December 31,
	2022	2021
ASSETS
Real estate properties:
Land	$1,117,779	$699,037
Buildings and improvements	4,058,329	1,049,796
Total real estate properties, gross	5,176,108	1,748,833
Accumulated depreciation	(273,467)	(167,490)
Total real estate properties, net	4,902,641	1,581,343
Investment in unconsolidated joint venture	124,358	143,021
Acquired real estate leases, net	297,445	63,441
Cash and cash equivalents	48,261	29,397
Restricted cash	92,519	—
Rents receivable, including straight line rents of $80,710 and $69,172, respectively	107,011	75,877
Other assets, net	103,931	15,479
Total assets	$5,676,166	$1,908,558

LIABILITIES AND EQUITY
Revolving credit facility	$—	$182,000
Mortgages and notes payable, net	4,244,501	646,124
Accounts payable and other liabilities	73,547	27,772
Assumed real estate lease obligations, net	22,523	12,435
Due to related persons	4,824	2,185
Total liabilities	4,345,395	870,516

Commitments and contingencies

Equity:
Equity attributable to common shareholders:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,568,145 and 65,404,592 shares issued and outstanding, respectively	656	654
Additional paid in capital	1,014,201	1,012,224
Cumulative net income	117,185	343,908
Cumulative other comprehensive income	21,903	—
Cumulative common distributions	(363,221)	(318,744)
Total equity attributable to common shareholders	790,724	1,038,042
Total equity attributable to noncontrolling interest	540,047	—
Total equity	1,330,771	1,038,042
Total liabilities and equity	$5,676,166	$1,908,558

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:
•Ms. Duffy states that ILPT believes the strength of industrial real estate fundamentals will continue to allow ILPT to organically grow cash flows through mark-to-market opportunities and tenant retention and that ILPT will continue to be patient as it evaluates opportunities to strengthen its balance sheet and reduce leverage. However, the current strength of industrial real estate fundamentals may not continue, and as a result, ILPT may not be able to organically grow cash flows, it may fail to execute on opportunities that may exist or arise and its tenant retention may decline. Further, market conditions could decline due to many factors beyond ILPT’s control, including high inflation, rising or sustained high interest rates, economic downturns and a possible recession. As a result, ILPT may not be able to grow cash flows, strengthen its balance sheet or reduce leverage, and
•Ms. Duffy’s statement regarding ILPT’s record leasing activity in 2022 and related rent roll-ups may imply that ILPT will continue to achieve similar or better leasing results in the future. However, ILPT’s leasing activity will depend on the extent to which ILPT has vacant properties or leases with approaching expirations, and its ability to successfully negotiate and enter into new or renewed leases for rents that exceed prior rents for that space. Accordingly, ILPT may not continue to successfully lease vacant space and the rent roll-ups ILPT achieves on any leased space may decline.
The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Director, Investor Relations
(617) 658-0776

(END)